Exhibit 23.2

Donahue Associates, LLC.,

         CERTIFIED PUBLIC ACCOUNTANTS  Letterhead

CONSENT OF INDEPENDENT ACCOUNTANTS

As independent Certified Public Accountants, I consent to the incorporation by reference in this Registration Statement on Form S-8 of my report, dated April 20, 2004 in EGPI FIRECREEK, INC. FKA ENERGY PRODUCERS, INC.’S Form 10-KSB for the fiscal year ended December 31, 2003, and all references to our firm included in this Registration Statement.

/s/ Donahue Associates, LLC.

Donahue Associates, LLC.

Monmouth Beach, New Jersey

December 20, 2004

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